CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-4 of PRIAC Variable Contract Account A (“Registration Statement”) of our report dated April 14, 2020 relating to the financial statements of the subaccounts listed in Appendix A, which appears in this Registration Statement. We also consent to the use in this Registration Statement of our report dated April 7, 2020 relating to the statutory financial statements of Prudential Retirement Insurance and Annuity Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 14, 2020

Appendix A

• AST Capital Growth Asset Allocation Portfolio
• AST Academic Strategies Asset Allocation Portfolio
• AST Balanced Asset Allocation Portfolio
• AST Preservation Asset Allocation Portfolio
• PGIM Balanced Fund (Class Z)
• Vanguard Balanced Index Fund (Institutional Shares)
• PGIM 60/40 Allocation Fund (Class R6)